SCHEDULE 14A INFORMATION
(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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LCC International, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LCC INTERNATIONAL, INC.
7900 Westpark Drive, Suite A-315
McLean, VA 22102

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of LCC International, Inc. to be held on Thursday, July 31, 2008 at 10:00 a.m., EDT, at the offices of LCC International, Inc., 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102.

At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of six members of the board of directors; (ii) the approval of the removal of certain limitations under the NASDAQ Marketplace Rules on the issuance of shares of our class A common stock upon conversion of the series A convertible preferred stock; and (iii) any other business as may properly come before the meeting or any adjournments thereof. The official notice of meeting, proxy statement and form of revocable proxy and our Annual Report on Form 10-K are included with this letter. The matters listed in the notice of meeting are described in detail in the proxy statement.

Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2008 annual meeting. Accordingly, you are urged to complete, sign and mail the enclosed revocable proxy as soon as possible.

Sincerely,

/s/ Julie A. Dobson
JULIE A. DOBSON
Interim Chief Executive Officer

McLean, Virginia
June 30, 2008

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT www.proxyvote.com OR BY PHONE AT 1-800-690-6903.

LCC INTERNATIONAL, INC.
7900 Westpark Drive, Suite A-315
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 31, 2008

NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders (the “annual meeting”) of LCC International, Inc. will be held on Thursday, July 31, 2008 at 10:00 a.m., EDT, at the offices of LCC International, Inc., 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102, to consider and act upon the following proposals:

1. To elect six members of the board of directors;

2. To approve the removal of certain limitations under the NASDAQ Marketplace Rules on the issuance of shares of the company’s class A common stock upon conversion of the series A convertible preferred stock; and

3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The board of directors has fixed the close of business on June 5, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only those stockholders who held shares of our class A common stock or Series A preferred stock of record at the close of business on the record date will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of our stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days before the annual meeting at our offices.

By Order of the Board of Directors,

/s/ Nancy Feeney
NANCY FEENEY
Assistant Secretary

McLean, Virginia
June 30, 2008

Preliminary Proxy Statement

LCC INTERNATIONAL, INC.
7900 Westpark Drive, Suite A-315
McLean, Virginia 22102

PROXY STATEMENT
Annual Meeting of Stockholders
July 31, 2008

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This proxy statement and the accompanying notice of annual meeting and form of revocable proxy are being furnished, on or about June 30, 2008, to the stockholders of LCC International, Inc. (referred to in this proxy statement as “we,” “our,” “Company,” “us” or “LCC”), in connection with the solicitation of proxies by our board of directors to be used at the 2008 annual meeting of stockholders of LCC (referred to in this proxy statement as the “annual meeting”) to be held on Thursday, July 31, 2008 at 10:00 a.m., EDT, at our offices at 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102, and any adjournment thereof.

The purpose of the annual meeting is to (i) elect six members of the board of directors, (ii) approve the removal of certain limitations under the NASDAQ Marketplace Rules on the issuance of shares of the company’s class A common stock upon conversion of the series A convertible preferred stock, and (iii) transact such other business as may properly come before the annual meeting or any adjournments thereof.

If the enclosed form of proxy is properly executed and returned to us in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon. Executed but unmarked proxies will be voted FOR the election of six directors to the board of directors and FOR the approval of the removal of certain limitations under the NASDAQ Marketplace Rules on the issuance of shares of our class A common stock upon conversion of the series A convertible preferred stock. If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. We are not aware of any such matters that are proposed to be presented at our annual meeting.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by us. In addition, proxies may be solicited by our directors, officers and regular employees, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. We may choose to hire a proxy solicitor in the event that we deem the response insufficient, and, in such case, the cost will be borne solely by us. We will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Securities Entitled to Vote

The securities which can be voted at the annual meeting consist of shares of our class A common stock (referred to as the “common stock”) and series A convertible preferred stock (referred to as the “series A preferred stock”), which vote together with the holders of the common stock as a single class on an as-converted basis; provided that only the shares permitted to be converted without stockholder approval will be entitled to vote until any stockholder approval required by NASDAQ Marketplace Rule 4350(i)(1)(D) is obtained. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. In addition, each holder of record of series A preferred stock will be entitled to a number of votes per share of preferred stock as such holder would have been entitled to receive in the event each such share of preferred stock held as of the record date had been converted into common stock at the initial conversion price, subject to the foregoing proviso. The close of business on June 5, 2008 (referred to as the “record date”) has been fixed by the board of directors as the record date for determination of stockholders entitled to vote at the annual meeting. As of the record date, 26,409,468 shares of common stock and 5,737,500 shares of Series A preferred were outstanding and entitled to vote. Holders of series A preferred stock are not entitled to vote shares on Proposal No. 2, which is described in clause (ii) above.

Votes Required for Approval

The presence, in person or by proxy, of holders of at least of a majority of outstanding shares entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Stockholders’ votes will be tabulated by persons appointed by the board of directors to act as inspector of election for the annual meeting. Under Delaware corporate law and our amended and restated bylaws, directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. The approval of Proposal No. 2 requires the affirmative vote of holders of a majority of the votes cast on the proposal. Pursuant to IM-4350-2 of the NASDAQ Marketplace Rules, holders of shares of series A preferred stock are not entitled to vote such shares on this matter. Abstentions and broker non-votes are counted towards a quorum, but will not be counted for any purpose in determining whether Proposal No. 2 has been approved. Except as noted above, unless otherwise required by law or our restated certificate of incorporation or amended and restated bylaws, any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Shares represented by proxies that are marked “abstain” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but none of the shares represented by these proxies will be counted for the purpose of determining the number of votes cast at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

If you were a stockholder as of the record date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person. However, whether or not you intend to attend the annual meeting, you should complete, sign, date and return the accompanying proxy in order to ensure the presence of a quorum. A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling 1-800-690-6903.

The presence of a stockholder at the annual meeting will not automatically revoke the stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by (i) filing with our corporate secretary a written notice of revocation, (ii) delivering to us a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

MATTERS TO BE ACTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The entire board of directors consists of eight members. At the annual meeting, six directors will be elected, each to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal. Two seats on the board of directors will remain vacant. No decision has yet been made as to whether to eliminate or fill one or more of these vacancies. Stockholders do not have cumulative voting rights and therefore, proxies cannot be voted for a greater number of persons than the nominees named in the proxy.

Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote FOR the election as directors the persons named below as nominees. Directors will be elected by a plurality vote.

The board of directors recommends a vote FOR the election of its nominees for directors.

Information as to Nominees

Set forth below is certain information with respect to the nominees of the board of directors for election as directors at the annual meeting.

Name	Age	Position	Director Since

Julie A. Dobson	51	Chairperson of the Board of Directors and interim Chief Executive Officer	2003
Ted L. Hoffman	61	Director Nominee	—
Melvin L. Keating	61	Director	2007
Richard J. Lombardi	66	Director	2005
Susan Ness	59	Director	2001
Mark A. Slaven	51	Director	2007

Julie A. Dobson has served as the Chairperson of the board of directors since March 2005 and has been a director since July 2003. Ms. Dobson was a member of our audit committee and our compensation committee until she was named as interim chief executive officer in May 2008. Since 2002, Ms. Dobson has served as the Chairperson of TeleBright Corp., a company that develops software and tools for telecom services. From July 1998 until February 2002, Ms. Dobson was Chief Operating Officer of TeleCorp PCS, Inc., a wireless telecommunications provider. Ms. Dobson joined TeleCorp PCS as a start-up and was responsible for all aspects of operations and participated in raising debt and equity financing, until AT&T Wireless purchased the company in February 2002. Ms. Dobson spent 18 years with Bell Atlantic Corporation, a telecommunications company, where she held various positions in several of its domestic and international business units, including serving as President, New York region of Bell Atlantic Mobile (formerly Bell Atlantic Corp and now known as Verizon Wireless), from October 1997 through July 1998, Vice President, Strategic Planning and Business Development, Bell Atlantic Enterprises Corporation from 1996 to 1997, and President and Chief Executive Officer, Bell Atlantic Business Systems, International from 1993 to 1996. Ms. Dobson also serves on the board of directors of PNM Resources, Inc., a holding company of energy and energy-related companies, and Safeguard Scientifics, Inc., a holding company for information technology companies. On May 13, 2008, Ms. Dobson was named as interim chief executive officer effective on June 6, 2008 in conjunction with the effective date of the resignation of Dean J. Douglas as our Chief Executive Officer.

Ted L. Hoffman. Mr. Hoffman is the retired vice president — technology development of Verizon Wireless where he was responsible for technical product and service development. He was with Verizon Wireless, and its predecessor Bell Atlantic Mobile, since July 1, 1993. Mr. Hoffman was responsible for managing the company’s network transition from analog to digital Code Division Multiple Access (CDMA) infrastructure. In addition to the CDMA transition, Ted managed the build out of Verizon Wireless’ data infrastructure through coordination of the implementation of its CDPD, 1X and DO networks. He had responsibility for development of such products as vCast, Verizon’s wireless audio and video services, location based services, enhanced messaging and many, many more. Ted was a member of the Board of Directors of Omnitel Pronto Italia, a Verizon Communications Wireless affiliate operating in Italy. He is a past officer on the Board of the CDMA Development Group, an organization responsible for promotion, advancement, deployment and future developments of CDMA. And, he has served on the Wireless Engineering Advisory Board at Auburn University as well as on the Intel Communications Advisory Board. He is currently a member of the Board of Directors of Smith Micro, Incorporated and w2bi, Incorporated. Mr. Hoffman began his telecommunications career at Bell Telephone Laboratories in 1969 as a member of the technical staff. He joined Bell Atlantic in 1976 holding a variety of engineering, operations, marketing, external affairs, corporate planning and headquarters positions there. Ted received a BA from Elizabethtown College, a BS in Electrical Engineering from Penn State University, an MS in Electrical Engineering from Northwestern University and an MBA from Drexel University. He holds three patents.

Melvin L. Keating has been a director since October 2007 and serves on our audit committee and as Chairperson of our compensation committee. He has been President and Chief Executive Officer of Alliance Semiconductor Corp, a worldwide manufacturer and seller of semiconductors, since October 2005. From April 2004 to September 2005, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. Mr. Keating was employed as a Strategy Consultant for Warburg Pincus Equity Partners, from 1997 to 2004, providing acquisition and investment target analysis and transactional advice while also serving on the board of directors and chairing the audit committee of Price Legacy, a public REIT he created with Warburg’s investment. Mr. Keating also was President and Chief Executive Officer of Sunbelt Management Company, a private, European-owned real estate development firm, from 1995 to 1997. From 1986 to 1995, Mr. Keating was Senior Vice President — Financial Administration of Olympia & York Companies/Reichmann International, responsible for joint ventures, financial reporting and acquisitions. Mr. Keating serves on the board of directors, and is chairman of the audit committee, of Integrated Silicon Solutions, Inc., a fabless semiconductor company that designs and markets integrated circuits for the digital consumer electronics, networking, mobile communications and automotive electronics markets. He is also on the board of directors, and a member of the audit committee, of Kitty Hawk Inc., a holding company of freight services companies.

Richard J. Lombardi has been a director since September 2005 and is the Chairperson of our audit committee and a member of our nominating and corporate governance committee. From 1998 to present, Mr. Lombardi has been a self-employed consultant providing services for various telecommunications entities, such as AT&T and NetCom Solutions. Mr. Lombardi was president of AT&T Government Markets, a company that engages in government contracts for network integration capabilities, professional services and advanced technologies, from 1993 to 1997. In addition to having been President of AT&T Government Markets, Mr. Lombardi was Vice President of AT&T Federal Systems and Vice President of the AT&T Southern Region from 1988-1993 and 1985 to 1988, respectively. Mr. Lombardi also served as a director and Chairperson of the audit and operations committee at NetCom Solutions International, Inc., a network services and logistics integration company, from 1998 to 2004. Mr. Lombardi has served on the executive committee of the Computer & Communications Industry Association, a nonprofit membership organization for companies in the computer, Internet, information technology and telecommunications industries, including serving one year as its chairperson, since 1995.

Susan Ness has been a director since June 2001 and is the Chairperson of our nominating and governance committee and a member of our audit committee. Since 2001, Ms. Ness has been a business consultant to communication companies. From 2005 — 2007, she was CEO of GreenStone Media, a company that produced and syndicated audio programming on multiple distribution platforms. She was Distinguished Visiting Professor of Communication at the Annenberg School for Communication (University of Pennsylvania) and Director of Information and Society of the Annenberg Policy Center for the 2001-2002 academic year. Ms. Ness was a commissioner of the Federal Communications Commission from 1994 until 2001. During her tenure with the Federal Communications Commission, Ms. Ness focused extensively on spectrum matters, both domestically and globally, including serving as the Federal Communications Commission’s senior representative to three world radio communications conferences. Prior to joining the Federal Communications Commission, Ms. Ness was a Vice President of American Security Bank, a full-service bank located in Washington, DC, and was the group head for lending to communications companies. She also was assistant general counsel to the Banking, Currency and Housing Committee of the United States House of Representatives during the mid-1970s. May 2003, Ms. Ness became a director of Adelphia Communications Corporation, a cable media company which had previously filed for bankruptcy in June 2002. The assets of that company have been sold and the board dissolved.

Mark A. Slaven has been a director since December 2007 and serves on our compensation committee and our nominating and corporate governance committee. He served as the Executive Vice President, Chief Financial Officer and Treasurer of Cross Match Technologies, Inc. (“Cross Match”) from August 2006 until January 2008. He served as the Senior Vice President, Chief Financial Officer and Treasurer of Cross Match from October 2005 until August 2006. From October 2004 until August 2005, Mr. Slaven served as Chief Financial Officer of Spectrasite Communications, Inc., a North American wireless communications site operator. In June 1997, Mr. Slaven joined 3Com Corporation, a networking solution provider, where he served as a Vice President until June 2002, at which time he was promoted to Chief Financial Officer and served in such capacity until August 2004. Prior to that time, he held a variety of senior financial management positions at Lexmark International, Inc. and International Business Machines Corporation. He also practiced as an engineer with General Dynamics Corporation.

Corporate Governance and Related Matters

Our board of directors and audit committee have implemented a number of corporate governance measures designed to serve the long-term interests of our stockholders and employees. The corporate governance measures comply with rules adopted by The NASDAQ Stock Market and the Securities and Exchange Commission, or the SEC. Our board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies. Set forth below are several of the corporate governance initiatives adopted by our board of directors and audit committee to assure that we are governed by the highest standards.

Corporate Standards of Conduct.  Our board of directors and audit committee have adopted the Company’s Corporate Standards of Conduct, or the Policy. The Policy is a code of conduct and ethics applicable to every director, officer and employee of our Company and sets forth our policies and expectations on a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of our assets. We have also established formal procedures for receiving and handling complaints for violations of the Corporate Standards of Conduct, violations of laws, regulations, rules, and violations regarding accounting, auditing and internal controls matters. In addition to reporting violations through management and the Company’s human resources department, employees or others can report concerns on an anonymous basis by e-mailing or writing to our general counsel or to the Audit Committee Chair at the addresses provided on our internal website. Any concerns regarding accounting or auditing matters so reported will be communicated to our audit committee.

Director Independence.  The board of directors has affirmatively determined that, with the exception of Ms. Dobson, who was appointed as interim chief executive officer effective on June 6, 2008, all our current directors and director nominees are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market.

Audit Committee Independence and Financial Expertise.  In addition to meeting The NASDAQ Stock Market’s tests for director independence, all members of the audit committee must meet additional independence requirements. Our board of directors has determined that each of the current members of our audit committee meets these additional independence requirements. Our board has determined that Mr. Keating qualifies as an “audit committee financial expert” within the meaning of the SEC Item 407 of Regulation S-K, and that all of the members of our audit committee are “independent” as that term is used in the SEC rules. The audit committee’s responsibilities are described in a written charter adopted by our board of directors and include the responsibility of selecting our registered independent public accountants, examining and considering matters relating to our financial affairs and reviewing our financial releases and interim and annual financial statements, reviewing the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of our internal financial and accounting controls, approving guidelines for the hiring of former employees of the independent auditors.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is charged with identifying individuals qualified to become board members, recommending to the board the director nominees for the next annual meeting of stockholders, recommending to the board desired changes to the size and composition of the board, considering from time to time the board committee structure and makeup and recommending to the board retirement policies and procedures affecting board members. The committee also takes a leadership role with respect to our corporate governance practices. Each member of this committee is an “independent director” as defined in the listing standards of The NASDAQ Stock Market.

The nominating and corporate governance committee charter sets forth certain criteria for the committee to consider in evaluating potential director nominees. The charter provides that the committee, in selecting nominees, should assess the nominee’s qualifications as independent, as well as his or her knowledge, perspective, skills, broad business judgment and leadership, relevant industry or regulatory affairs knowledge, business creativity and vision, experience, age and diversity.

Our nominating and corporate governance committee relies primarily on recommendations from members of the board and management to identify director nominee candidates. The committee may retain search firms to assist in identifying suitable candidates. The committee also will consider timely written suggestions from stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2009 annual meeting should mail their suggestions to LCC International, Inc., 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102, Attn: corporate secretary. Suggestions must be received by our corporate secretary no later than the date designated for receipt of stockholders’ proposals in a prior public disclosure made by us. If we have not made such prior public disclosure, then a stockholder’s notice must be delivered, or mailed to and received by us not less than 60 days nor more than 90 days prior to the annual meeting. In the event we give less than 70 days’ notice of the annual meeting date, a stockholder’s notice must be received by us no later than the close of business on the 10th day following the day on which we mail notice of the annual meeting or make a public announcement of the meeting date. Director nominee candidates recommended by our stockholders are evaluated in the same manner in which candidates recommended by other sources are evaluated. In addition, pursuant to our amended and restated bylaws, stockholders eligible to vote at the annual meeting may also make nominations for directors if such nominations are made pursuant to timely notice, as specified above, in writing to our corporate secretary and include certain information concerning the nominating stockholder and each person the stockholder proposes to nominate for election, as detailed in Section 3.4 of our amended and restated bylaws (dated July 23, 1996).

Compensation Committee.  Each member of our compensation committee (referred to in this proxy statement as the “compensation committee”) is an “independent director” within the meaning of the listing standards of The NASDAQ Stock Market. The compensation committee has overall responsibility for approving and evaluating our compensation plans, policies and programs, including administering our stock incentive plans. The compensation committee considers and makes recommendations to our board of directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation and considers and makes recommendations to our board of directors with respect to general compensation matters and policies. Additional information about this committee can be found under the heading “Compensation Discussion and Analysis” below.

Communicating with the Board of Directors.  The board welcomes communications from stockholders and has adopted a procedure for receiving and addressing stockholder communications. Stockholders may send written communications to the entire board by addressing such communications to LCC International, Inc., 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102, Attn: corporate secretary. Our corporate secretary will provide all such correspondence to the entire board of directors.

Availability of the Policy and Committee Charters.  The written charters governing the audit committee, the nominating and corporate governance committee and the compensation committee, as well as the Policy, are posted on the corporate governance page of our website at http://www.lcc.com. You may also obtain a copy of any of these documents without charge by writing to LCC International, Inc., 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102, Attn: corporate secretary.

Board Meetings and Committee Meetings

During the year ended December 31, 2007, our board of directors held 13 meetings, and it took action by unanimous written consent on three occasions. No director attended fewer than 75% of the total number of meetings of our board of directors or any committee of our board of directors on which he or she served during the period on which he or she served. Six members of the board of directors attended our 2007 annual meeting of stockholders. We encourage, but do not require, members of our board of directors to attend the annual meeting of stockholders.

Our nominating and corporate governance committee is currently comprised of Mr. Lombardi, Ms. Ness and Mr. Slaven, who joined the committee in December 2007. Ms. Ness is chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee met two times during the year ended December 31, 2007.

Our compensation committee currently is comprised of Mr. Keating and Mr. Slaven, who joined the committee in December 2007. Mr. Keating is chairperson of our compensation committee. Our compensation committee met five times and it took action by unanimous written consent on one occasion during the year ended December 31, 2007. Ms. Dobson was a member of the compensation committee until May 13, 2008 when she agreed to assume the post of interim chief executive officer. She is expected to resume her board committee positions when a permanent chief executive officer is hired.

Our audit committee currently is comprised of Mr. Keating, Mr. Lombardi and Ms. Ness. Mr. Lombardi is the chairperson of our audit committee. The audit committee met 11 times during the year ended December 31, 2007. Ms. Dobson was a member of the audit committee until May 13, 2008 when she agreed to assume the post of interim chief executive officer. She is expected to resume her board committee positions when a permanent chief executive officer is hired.

MANAGEMENT

In addition to the information provided above with regard to Ms. Dobson, the Company’s interim chief executive officer, the following is information about the Company’s other senior executive officers:

Name	Age	Position

Kenneth M. Young	44	President and Chief Operating Officer
Louis Salamone, Jr.	61	Executive Vice President, Chief Financial Officer and Treasurer

Kenneth M. Young has served as President and Chief Operating Officer since May 2008 and served as Senior Vice President and Chief Marketing Officer and President of Americas from July 2007 to April 2008 and as Senior Vice President and Chief Marketing Officer from May 2006 to July 2007. From May 2004 to May 2006, Mr. Young served as Chief Operating Officer for Liberty Media’s Connectid mobile content subsidiary as well as Senior Vice President and Chief Marketing Officer of Liberty Media’s TruePosition location based services organization. Before joining Liberty Media, Mr. Young spent over 16 years with the now AT&T corporation and held senior management positions with Cingular Wireless, SBC Wireless, and Southwestern Bell Telephone operations. During his tenure with SBC, Mr. Young led various marketing, sales, business development and P&L operations focused on consumer and enterprise markets.

Louis Salamone, Jr. has served as Senior Vice President, Chief Financial Officer and Treasurer since May 15, 2006. He was promoted by the board of directors to Executive Vice President, Chief Financial Officer, Treasurer effective January 1, 2007. Mr. Salamone served as Senior Vice President and Chief Financial Officer of Global eXchange Services (“GXS”), a provider of business-to-business integration, synchronization and collaboration solutions from December 2004 until May 2006. Prior thereto, Mr. Salamone served as Senior Vice President and Chief Financial Officer of US internetworking (“USi”), a leading Application Service Provider (“ASP”), from May 2002 to November 2004. He joined USi following the merger of Interpath Communications, Inc. (“Interpath”), another leading ASP, and USi, both of which were controlled by Bain Capital, as part of USi’s emergence from bankruptcy in May of 2002. Mr. Salamone served as executive vice president and chief financial officer of Interpath from November of 2000 until its merger with USi in May 2002. Prior to joining Interpath, Mr. Salamone was Executive Vice President and Chief Financial Officer and a member of the board of directors from March 1996 to June 2000 of Applied Graphics Technologies, Inc., a multinational leader in providing a broad range of graphics and media related services to the advertising and entertainment industries, as well as directly to advertisers and media companies. From 1993 to 1996, Mr. Salamone served as Senior Vice President and Chief Financial Officer of Nextel Communications, Inc., a leading provider of wireless communications services. Mr. Salamone began his career with Deloitte & Touche (“Deloitte”) in 1968 where he was a partner. While with Deloitte he served in various leadership capacities, including Partner in Charge of the New York Metro Region middle market practice and was a leader in the firm’s High Technology practice.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation policies and programs in place for our principal executive officer, our principal financial officer and the other highest paid executive officers of the Company who were serving as executive officers as of December 31, 2007 (collectively, our “NEOs”). It includes, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Compensation Philosophy and Objectives

Our overall compensation philosophy is designed to facilitate the recruitment, retention and motivation of our executive officers and employees and to align their incentives with those of our stockholders. In this regard, our compensation objectives are:

•	To provide a compensation package at a level at which we can successfully recruit talented executives;

•	To reward executive officers in a manner that is directly associated with creating stockholder value;

•	To compensate employees fairly and equitably in return for high-quality delivery of services to our clients;

•	To reward employees for supporting profit growth, disciplined spending, identifying and seizing opportunities to save, and hard work; and

•	To reward employees as stockholders and contributors as Company profitability increases and thereby retain valuable employees.

Our compensation committee is charged with making decisions with respect to the compensation of our NEOs, as well as our other executive officers, and administering our various incentive and benefit plans.

Setting Executive Compensation

In determining each of the components of the compensation paid to our executive officers, including the NEOs, as well as the amount of each component, the compensation committee looks to both objective/market-based metrics, as well as more subjective/internal analyses.

Market Analysis

In setting the total compensation packages for our NEOs, the compensation committee periodically engages independent outside consultants, such as Mercer, the Hay Group and Watson Wyatt, to assist us in determining the reasonableness of executive compensation for our executive officers by providing their insight into current compensation philosophies, current market trends and compensation benchmark data for both public and private companies within the wireless telecommunications industry. For each executive position in our Company, the benchmark data our consultants provide is based upon a range of compensation packages for each comparable position of other companies within the wireless industry.

To supplement and confirm the analysis provided by our consultants, the compensation committee consults the public filings of a smaller group of similar telecommunications companies and those we consider our “peer group.” This smaller group of companies changes from year to year, but has historically included Boston Communications Group Inc., FiberTower Network Services Corp., Wireless Facilities, Inc., Telecommunications Systems Inc. and WPCS International Inc.

Internal Analysis

In addition to the market analysis described above, the compensation committee also reviews the results of operations during the course of the previous year. The compensation committee compares this with our targeted results for the year, and compares these results with the operating results of the peer group. In addition, the compensation committee reviews and approves the proposed compensation levels of each of our executives, including the bonus programs and equity grant programs, to determine whether the compensation packages provided to executives are appropriate given the information garnered above.

Role of Executive Officers in Compensation Discussions

With regard to compensation paid to the other NEOs, our CEO reviews, on at least an annual basis, the amount of each component of compensation paid to each NEO during the previous year. That analysis factors the executive’s individual performance, contribution to the Company and execution of responsibilities. Based on this review, our CEO makes recommendations to the compensation committee regarding the compensation to be paid to such persons during the following year. While the compensation committee takes our CEO’s recommendations into consideration, the compensation committee makes the ultimate decision relating to the amounts and form of compensation paid to the NEOs based on the totality of its analysis. During 2007, our former CEO, Dean J. Douglas, was present during the compensation committee’s deliberations of the compensation paid to each NEO other than himself. The compensation committee also may meet in executive session to discuss these recommendations. Our CEO is not present for the executive session. The review of our CEO’s compensation from year-to-year is conducted exclusively by the compensation committee.

Elements of Compensation

For the fiscal year ended December 31, 2007, NEO compensation consisted on base salary and long-term equity awards granted in prior years. We made no grants of long-term equity awards in 2007 and did not adopt a bonus plan in 2007. Therefore, no annual incentive cash compensation was paid to or accrued by any of our NEOs for 2007.

The compensation committee considers these elements in the aggregate in determining the total compensation to be paid to our NEOs for a given year.

•	Base salary;

•	Long-term equity awards;

•	Annual incentive cash compensation; and

•	Post-termination compensation.

Base Salary

We provide the NEOs with a base salary that we believe is competitive and compensates them for services rendered during the year. In addition, as discussed below, in prior years we have granted an annual incentive award to each NEO based on a percentage of the NEO’s base salary.

In setting the base salary of our chief executive officer only, the compensation committee determined that it was in the best interests of the Company and its stockholders to set the base salary at the lower end of salaries of chief executive officers of our peer group and increase the compensation to our chief executive officer in the form of equity awards (options, restricted stock units, etc.). The goal of compensating our chief executive officer in this manner is to tie his compensation to the performance of the Company through equity rights. Under this model, the chief executive officer is incented to focus on areas that result in an increase in price per share of our stock and a better overall return to our stockholders.

Long-Term Equity Participation

Historically, we have granted equity awards, in the form of both performance-based and service-based stock options and service-based restricted stock units, to our NEOs pursuant to our Equity Incentive Plan. In recent years, the compensation committee determined that the majority of the awards made to our NEOs under the Equity Incentive Plan should be in the form of performance-based options so that our NEO’s interests are closely aligned with those of our stockholders. To that end, of the approximately 3,387,000 shares outstanding under our Equity Incentive Plan, approximately 2,195,000 are based on performance criteria.

The amount of equity compensation that is provided to each NEO in a given year is generally determined by reference to the number of shares remaining available for issuance under the Equity Incentive Plan, the trading price of a share of our common stock, the potential trading price of share of our common stock considering our future business plans and the potential proceeds from equity ownership our NEO’s could realize. In addition, we have begun to grant equity awards to key employees based upon this same methodology, adjusted to reflect the appreciation in share price. The Compensation Committee did not make any grants or awards to NEOs under the Equity Incentive Plan during 2007.

Annual Incentive Cash Compensation

In prior years our NEOs have participated in an annual executive bonus plan. Pursuant to these executive bonus plans, the NEO may receive a cash bonus if performance targets for the applicable year are met. The performance targets were established by the compensation committee at the beginning of each year. After reviewing the 2006 financial performance and in view of developments in the business in 2007, the Compensation Committee determined not to implement an annual executive bonus plan in 2007.

Equity Grant Practices

Historically, the compensation committee has made broad-based, annual grants of equity awards to our employees. Typically, this was done on the first regularly scheduled compensation committee meeting of each year, which is generally in February. The exercise price of these options is the closing market price of our common stock on the date prior to the date of grant, and the date of grant is the date of compensation committee approval of the award.

Recently, the compensation committee has transitioned to a practice of granting equity awards primarily to our executive officers and other senior employees of the Company. These grants are generally made throughout the year in connection with new hires or otherwise in the discretion of the compensation committee. The compensation committee generally meets as necessary to make these awards and the exercise price for any options granted will be the closing market price of our common stock on the date prior to such grant date.

Pursuant to a resolution of the compensation committee adopted in 2000, the chief executive officer was authorized to make grants through the end of 2006 to newly hired employees below the level of vice president for options and restricted stock units in an amount according to a sliding scale dependent upon the level of the newly hired employee. This authorization is no longer in effect.

We do not have a program, plan or practice of timing equity grants in coordination with the release of material non-public information.

Post-Termination Compensation

We have entered into agreements with certain of our NEOs providing for payments and other benefits if the NEO’s employment terminates due to certain circumstances, such as being terminated without “cause,” leaving employment for “good reason” or upon a change in control.

The severance arrangements for Mr. Salamone is set forth in his employment agreement with the Company. The compensation committee believes these severance arrangements are an important part of overall compensation for Mr. Salamone as they provide reasonable protection of his expectations in joining the Company, specifically with respect to equity incentive grants. The severance arrangements for Peter A. Deliso, our former Senior Vice President, General Counsel and Secretary, are set forth in the Company’s Change in Control Severance Plan. Mr. Deliso resigned effective June 30, 2008. His voluntary resignation did not trigger any severance payments under the Change in Control Severance Plan. The employment agreement between the Company and Dean J. Douglas, the former president and chief executive officer of the Company, provided for severance and change in control payments in certain events. Mr. Douglas voluntarily resigned effective June 6, 2008. His resignation did not trigger any severance payments under his employment agreement. The severance arrangements for Mr. Baravalle are set forth in a Settlement Agreement entered into on November 29, 2007 by LCC UK Limited, a subsidiary of the Company (“LCC UK”), and SEMAB Management Srl, a private limited liability company controlled by Mr. Baravalle (“SEMAB”). Pursuant to the Settlement Agreement, Mr. Baravalle ceased to serve as the Company’s Executive Vice President, Europe, Middle-East, Africa and Asia-Pacific; effective November 29, 2007 he assumed the role of Senior Advisor to the Chief Executive Officer focused on business development activities primarily in the Middle East. Under the Settlement Agreement, Mr. Baravalle was paid his regular monthly fees through April 5, 2008, at which point he received a lump sum payment of €228,000. See “Certain Transactions with Carlo Baravalle” on page 28 of this proxy statement below.

Additional information regarding these post-termination agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2007, is found under the heading “Potential Payments upon Termination or Change of Control.”

The compensation committee also believes that these arrangements are important as a recruitment and retention device as all or nearly all of the companies with which the Company competes for talented executives have similar agreements in place for their NEOs.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1,000,000 paid by a publicly-traded company to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.” In general, our policy has been, and will continue to be, to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery and compensation to our executive officers.

COMPENSATION COMMITTEE REPORT

The compensation committee, which is composed solely of independent members of the board of directors, assists the board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of our executive officers. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Melvin L. Keating (Chairperson)
Julie A. Dobson*
Mark A. Slaven

* Ms. Dobson served on our compensation committee until May 13, 2008 when she agree to assume the post of interim chief executive officer and was a member of the compensation committee at the time it held the meetings and reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our NEOs is eligible to receive severance payments and other benefits in the event of termination of employment or a change of control of the Company. The payments for Dean J. Douglas, our former president and chief executive officer, and Mr. Salamone are set forth in their employment agreements while the payments for certain of our other NEOs are set forth in our Change in Control Severance Plan, adopted in June 2005. In addition, certain awards granted under our Equity Incentive Plan are affected by a change in control of the Company. The employment agreement between the Company and Mr. Douglas provided for severance and change in control payments in certain events. Mr. Douglas voluntarily resigned effective June 6, 2008. His resignation did not trigger any severance payments under his employment agreement.

Employment Agreement with Messrs. Douglas and Salamone

Severance Payments

We entered into employment agreements with Mr. Douglas on October 4, 2005 and Mr. Salamone on April 21, 2006. These agreements provide for severance and change in control payments as follows:

•	Death or Disability. If the executive’s employment is terminated by reason of his death or disability, he will be entitled to receive any earned and unpaid salary, earned and unpaid benefits (such as accrued but unused vacation), and prior years’ bonuses earned but not yet paid;

•	Non-Renewal. If the executive’s employment is terminated due to his election not to renew the employment agreement or by our election not to renew the agreement at any time after his 66th birthday, the executive will be entitled to earned and unpaid salary, earned and unpaid benefits, prior years’ bonuses earned but not yet paid, and any earned bonus for his final year of employment;

•	Cause, Without Good Reason. If the executive’s employment is terminated by us for “cause,” or by the executive without “good reason,” the executive is entitled to receive any earned and unpaid salary and benefits, but not any bonuses.

•	as used in the employment agreements, “cause” means (i) the executive’s committing a felony or act of fraud or neglect; (ii) the continuing failure of the executive to perform his duties; (iii) any material violation of a published Company policy; (iv) any material violation of the non-competition, non-solicitation, non-disclosure and assignment of inventions covenants contained in the employment agreement; or (v) the executive’s material breach of his employment agreement.

•	as used in the employment agreements, “good reason” means (i) a material reduction of the executive’s authority, duties and responsibilities; (ii) a reduction in the executive’s annual salary, except in connection with a reduction in compensation generally applicable to senior management, provided that for Mr. Salamone, such a reduction may not exceed 15% of his base salary as established on April 21, 2006; (iii) the Company’s material and willful breach of the employment agreement; and (iv) in the case of Mr. Douglas, (A) a requirement that his work location be moved more than 50 miles from McLean, Virginia, or (B) the failure of the Company to obtain the assumption of Mr. Douglas’ employment agreement by its successor.

•	Without Cause, For Good Reason. If the executive’s employment is terminated by us without cause, or by the executive for good reason, the executive is entitled to receive:

•	any earned and unpaid salary and benefits;

•	prior years’ bonuses earned but not yet paid; and

•	a severance payment equal to, in the case of Mr. Douglas, 1.5 times, and in the case of Mr. Salamone, one time, the sum of his annual salary in effect on the day of termination and his target bonus for the calendar year in which the termination of his employment occurs or, if no target bonus for the year of termination has been set on or prior to the termination of his employment, the target bonus for the prior year.

•	Without Cause or For Good Reason in Change in Control Period. If the executive’s employment is terminated by us without cause, in the case of Mr. Douglas within 3 months prior to or 18 months following a change in control of the Company, and in the case of Mr. Salamone, within 365 days following a change in control of the Company, each executive will receive:

•	the severance benefits described above (in the event of a termination without cause or a termination for good reason), except that the severance payment for Mr. Douglas will equal 2 times the sum of his annual salary and target bonus and the severance payment for Mr. Salamone will equal 1.5 times his annual salary and target bonus;

•	an amount equal to any excise taxes charged to them as a result of his receipt of change in control payments; and

•	in the case of Mr. Douglas only, if he elects COBRA health care continuation coverage, for 12 months following termination of his employment he will be entitled to the difference between his share of pre-termination group health plan costs and the cost of COBRA coverage.

The payments described above would be made in a lump sum within 30 days of the date of termination, unless a delay is required in order to avoid an excise tax pursuant to Section 409A of the Internal Revenue Code.

Acceleration of Certain Equity Grants

In addition to the above severance arrangements, pursuant to the employment agreements, (i) Mr. Douglas was granted 500,000 restricted stock units and options to purchase 1,000,000 shares of our common stock, and (ii) Mr. Salamone was granted 150,000 restricted stock units and options to purchase 400,000 shares of our common stock. The executive’s employment agreement provides for accelerated vesting of such equity awards in the following circumstances:

Death or Disability:  If the executive’s employment is terminated by reason of his death or disability, 100% of the outstanding restricted stock units and options vest.

Without Cause, For Good Reason:  If the executive’s employment is terminated by us without cause, or by the executive for good reason, 100% of the outstanding restricted stock units vest.

Without Cause or For Good Reason in Change in Control Period:  If the executive’s employment is terminated by us without cause, or by the executive for good reason, in either case within three months prior to, or 18 months following a change in control of the Company, 100% of the outstanding options vest.

Change in Control within 18 months of Grant Date:  If there is a change in control within 18 months of the grant date, the restricted stock units will vest to the extent of 66 2/3% of the total amount thereof and the options will vest to the extent of 50% of the amount thereof.

Conditions to Receipt of Severance Payments

Pursuant to the employment agreements, Mr. Douglas and Mr. Salamone each agreed that, during the term of the employment agreement and for one year thereafter, he would not engage in any competitive activity with us or solicit any of our employees, customers or vendors. The employment agreements also contain an agreement by the executives to maintain the confidentiality of our confidential information.

Summary of Payments

The following is a summary of the estimated payments Mr. Douglas would have received in connection with a termination of employment. The summary below assumes that (i) Mr. Douglas was terminated on December 31, 2007, (ii) our stock price was equal to $1.80, the closing market price of our stock on December 31, 2007, and (iii) upon termination of employment he had been fully paid all earned salary and prior years’ bonuses.

	Bonus for Final			Acceleration of
	Year of			Equity Awards	Tax Gross
	Employment	Severance	Benefits	(Intrinsic Value)	up Payments	Total

Death or Disability	—	—	$43,269	$599,998	—	$643,267
Non-Renewal of Agreement prior to 66th Birthday		—	$43,269	—	—	$43,269
Termination without Cause or for Good Reason	—	$1,125,000	$43,269	$599,998	—	$1,768,267
Termination without Cause or For Good Reason during Change in Control Period	—	$1,500,000	$46,561	—	$539,429	$3,127,223

Assumes Mr. Douglas worked until December 31, 2007

The following is a summary of the estimated payments Mr. Salamone would have received in connection with a termination of employment. The summary below assumes that (i) Mr. Salamone was terminated on December 31, 2007, (ii) our stock price was equal to $1.80, the closing market price of our stock on December 31, 2007, and (iii) upon termination of employment he had been fully paid all earned salary and prior years’ bonuses.

	Bonus for Final			Acceleration of
	Year of			Equity Awards	Tax Gross
	Employment	Severance	Benefits	(Intrinsic Value)	up Payments	Total

Death or Disability	—	—	$34,327	$180,000	—	$214,327
Non-Renewal of Agreement prior to 66th Birthday		—	$34,327	—	—	$34,327
Termination without Cause or for Good Reason	—	$612,500	$34,327	—	—	$646,827
Termination without Cause or For Good Reason during Change in Control Period	—	$918,750	$34,327	—	$524,690	$1,477,767

LCC International, Inc. Change in Control Severance Plan

On June 15, 2005, we adopted the LCC International, Inc. Change in Control Severance Plan (the “Change in Control Plan”). The plan provides that the compensation committee will designate those employees who will participate in the Change in Control Plan. Peter A. Deliso, who resigned as Senior Vice President, General Counsel and Secretary effective June 30, 2008, was a participant in the plan. His voluntary resignation did not trigger any severance payments under the Plan. In the future, the compensation committee may designate additional participants in the Change in Control Plan.

Severance Payments

Pursuant to the Change in Control Plan, if a participant is “involuntarily terminated” within 12 months following a change in control of the Company, he is entitled to receive:

•	accrued but unpaid compensation;

•	a pro-rata bonus for the year of termination determined by multiplying his target bonus for the year of termination by a fraction, the numerator of which is the number of days through the termination date and the denominator of which is 365;

•	payment of both the employer and employee portion of the COBRA premiums for continuation of group health coverage during the 18-month period immediately following termination of employment; and

•	a cash payment equal to 150% of the executive’s annualized base salary at the rate in effect during the last regularly scheduled payroll period immediately preceding either (i) the occurrence of the change in control, or (ii) the executive’s involuntary termination, whichever is greater.

As defined under the plan, an involuntary termination is:

•	an executive’s termination by us without cause;

•	the executive’s resignation following a reduction in annual base pay or target bonus opportunity, a material reduction in benefits or a relocation of his place of employment which is more than 35 miles from his place of employment prior to the change in control, if any of such changes or reductions were made without the executive’s consent; or

•	the executive’s resignation following a change in his position with the Company (or with a successor entity) that is effected without the executive’s written consent and materially reduces his level of responsibility or authority or that materially increases his level of responsibility or authority without an appropriate increase in compensation.

The payments described above would be made in a lump sum within 30 days of the date of termination, unless a delay is required in order to avoid an excise tax pursuant to Section 409A of the Internal Revenue Code.

Each executive must execute a general release of claims to receive a severance payment and is subject to a covenant not to compete with us for the 18-month period immediately following a covered termination of employment. In addition, the Change in Control Plan provides that at the discretion of the compensation committee, we may provide a tax gross-up payment to participants whose payments under the Change in Control Plan are subject to the excise tax under the Internal Revenue Code on excess parachute payments.

The following is a summary of the estimated payments Mr. Deliso would have received in connection with an involuntary termination of employment. The summary below assumes that (i) the executive was terminated on December 31, 2007, (ii) our stock price was equal to $1.80, the closing market price of our stock on December 31, 2007, the last trading day of 2007, and (iii) upon termination of employment the executive was not entitled to accrued but unpaid compensation. The tax gross up payments include the amounts attributable to the acceleration of equity awards under the Equity Incentive Plans described below.

	Pro-Rata	COBRA
	Bonus	Premiums	Severance	Tax Gross up	Total

Peter A. Deliso	—	$21,479	$450,000	$213,717	$685,196

Awards Granted under the Equity Incentive Plan

Generally, the award agreements covering options and restricted stock units (“RSUs”) granted to our NEOs pursuant to our Equity Incentive Plans provide that unvested options and RSUs vest in full upon a change in control of our Company or our Equity Incentive Plan gives the Company the discretion to accelerate the vesting of such awards. As noted above, the option and RSU agreements that Messrs. Douglas and Salamone entered into in connection with their employment agreements provide for different treatment of their options and RSUs in connection with a change in control. As of December 31, 2007, neither Mr. Douglas nor Mr. Salamone held any options or RSUs other than those granted to them pursuant to their employment agreements.

The following is a summary of the payments our NEOs, other than Mr. Douglas and Mr. Salamone, would receive in connection with the acceleration of their equity awards upon a change in control of the Company.

	Acceleration of	Acceleration of
	Options	RSUs	Total

Peter A. Deliso	$—	$195,001	$195,001
Kenneth M. Young	$—	$—	$—

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

					Stock	Option	Non-Equity	All Other
		Salary	Bonus		Awards	Awards	Incentive Plan	Compensation		Total
Name and Principal Position	Year	($)	($)(2)		($)(3)	($)(4)	Compensation(5)	($)(6)		($)

Dean J. Douglas	2007	375,000	—		226,217	378,459	—	7,517		987,193
Former President and Chief Executive Officer(1)	2006	375,000	381,250	(7)	193,426	216,065	—	31,986	(8)	1,197,727
Louis Salamone Jr.(9)	2007	350,000	—		102,075	234,425	—	43,603		730,103
Executive Vice President, Chief Financial Officer, and Treasurer	2006	220,076	164,063		61,144	104,348	—	28,265	(10)	577,896
Carlo Baravalle(11)	2007	671,642	—		85,593	189,764	330,676	—		1,277,675
Former Executive Vice President, Europe, Middle-East, Africa and Asia-Pacific	2006	599,138	—		61,167	132,972	223,363	—		1,016,640
Peter A. Deliso(12)	2007	300,000	—		85,593	—	—	7,277		392,870
Former Senior Vice President New Ventures, General Counsel and Secretary	2006	300,000	150,000		61,167	4,528	—	6,977		522,672
Kenneth M. Young(13)	2007	260,000	—		—	92,168	—	1,925		354,093
President and Chief Operating Officer	2006	163,485	156,249	(14)	—	37,505	—	11,460		368,699

(1)	Mr. Douglas resigned as President and Chief Executive Officer and as a director of LCC effective June 6, 2008.

(2)	Represents discretionary bonuses awarded to the named executive officers under the 2006 Executive Bonus Plan. Each of Messrs. Douglas, Salamone, Deliso and Young elected to receive 100% of his bonus under the 2006 Incentive Bonus Plan in fully vested stock units. Under this arrangement, the number of stock units issued will equal the NEO’s bonus amount divided by the fair market value of a share of common stock on the first day that the next trading window for executive officers opens under the Company’s insider trading policy; provided that the price used would be no less than the closing price on the trading day immediately prior to the date of the compensation committee’s approval of the bonus award of $4.27 per share.

(3)	Represents the amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R), other than any estimates relating to forfeitures, for awards of restricted stock units, or RSUs, under the Company’s Equity Incentive Plan for the fiscal years ended December 31, 2006 and 2007. Assumptions used in the calculations of these amounts are included in Note 14, Equity Incentive Plans, in the Company’s consolidated financial statements.

(4)	Represents the amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R), other than any estimates relating to forfeitures, for awards of stock options under the Company’s Equity Incentive Plan for the fiscal years ended December 31, 2006 and 2007. Assumptions used in the calculations of these amounts are included in Note 14, Equity Incentive Plans, in the Company’s consolidated financial statements.

(5)	Reflects an annual cash incentive award of $223,363 paid to Mr. Baravalle in 2006 for 2005 performance, and an annual cash incentive award of $374,462 earned by Mr. Baravalle under the 2006 Executive Bonus Plan. Of this amount $330,676 was paid in December 2007 and the remaining $43,786 was paid in February 2008.

(6)	This column includes (i) 401(k) matching contributions under the LCC International, Inc. 401(k) and Profit Sharing Plan for 2007 and 2006, respectively, as follows: Mr. Douglas — $6,600 and $1,219, Mr. Salamone - $6,600 and $875, Mr. Deliso — $6,600 and $6,300, and for Mr. Young $1,625 (2007); (ii) premiums on term life insurance for 2007 and 2006, respectively, as follows: Mr. Douglas — $690 and $450, Mr. Salamone — $1,980 and $1,238, Mr. Deliso — $450 and $450, Mr. Young — $300 and $188; (iii) long term disability premiums for 2007 and 2006, respectively, as follows: Mr. Douglas — $227 and $227, Mr. Deliso — $227 and $227 and Mr. Salamone — $227 (2007).

(7)	In addition to Mr. Douglas’ discretionary bonus, includes the $100,000 second and final installment of a $175,000 signing bonus payable under Mr. Douglas’ October 4, 2005 employment agreement.

(8)	In addition to the amounts set forth in note 6 above, amount includes $30,090 paid to Mr. Douglas for relocation expenses pursuant to the terms of his employment agreement.

(9)	Mr. Salamone was hired as the Company’s Senior Vice President and Chief Financial Officer on April 21, 2006, commenced employment on May 15, 2006 and was promoted to Executive Vice President, Chief Financial Officer and Treasurer on January 1, 2007.

(10)	In addition to the amounts set forth in note 6 above, amount includes a monthly housing allowance of $2,300 paid to Mr. Salamone from May 15, 2006 through the end of December 2006 and during 2007 and travel reimbursements in the amount of $11,200 and $7,196, in 2006 and 2007, respectively.

(11)	Mr. Baravalle provides services to the Company as a consultant pursuant to a consulting agreement by and between LCC United Kingdom, Ltd. (“LCC UK”) and SEMAB Management Srl., a consulting company owned by Mr. Baravalle and other members of his family. The Company pays Mr. Baravalle a flat consulting fee. Mr. Baravalle does not participate in the Company’s benefit plans other than the Equity Incentive Plan and the Executive Bonus Plan. Mr. Baravalle’s compensation is paid in Euros. The exchange rate used to determine the U.S. dollar equivalent of Mr. Baravalle’s compensation was 1.3139 U.S. dollars per Euro and 1.4729 U.S. dollars per euro in 2006 and 2007, respectively. Effective November 29, 2007, Mr. Baravalle ceased to serve as Executive Vice President, Europe, Middle-East, Africa and Asia-Pacific and assumed the role of Senior Advisor to the Chief Executive Officer.

(12)	Mr. Deliso voluntarily resigned from all positions at LCC effective June 30, 2008.

(13)	Mr. Young was hired as the Company’s Senior Vice President and Chief Marketing Officer on May 15, 2006 and, effective as of July 2007, served as Senior Vice President, Chief Marketing Officer and President of the Americas. On May 13, 2008, Mr. Young was named as President and Chief Operating Officer.

(14)	In addition to Mr. Young’s discretionary bonus, includes a $75,000 signing bonus paid to Mr. Young upon his commencement of employment on May 15, 2006.

GRANTS OF PLAN-BASED AWARDS FOR 2007

There were no grants of Plan-based awards for 2007 to any NEOs. As previously disclosed, on March 14, 2008, the compensation committee approved the immediate grant of RSUs that vest ratably over a three-year period and vest automatically in full upon the grantee’s death or disability or upon a change in control of the Company as defined in the applicable award agreement. These awards were made to Kenneth M. Young — 131,000 shares and Louis Salamone, Jr. — 75,000 shares. In addition, the compensation committee approved the delayed grant of RSUs to be made and delivered at the commencement of the next available open trading window subject to each grant recipient’s continued employment with the Company. These delayed grants will be fully vested on the date of delivery. These awards were made to Kenneth M. Young — 44,000 shares and Louis Salamone, Jr. — 25,000 shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
										Incentive	Market or
			Equity							Plan Awards:	Payout
			Incentive							Number of	Value of
			Plan						Market	Unearned	Unearned
			Awards:				Number of		Value of	Shares,	Shares,
	Number of	Number of	Number of				Shares or		Shares or	Units or	Units or
	Securities	Securities	Securities				Units of		Units of	Other	Other
	Underlying	Underlying	Underlying				Stock		Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised		Option		That		That	That	That
	Options	Options	Unearned		Exercise	Option	Have not		Have not	Have not	Have not
	(#)	(#)	Options		Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		($)(2)	(#)	($)

Dean J. Douglas(1)	—	—	—		—	—	166,667	(3)	300,001	—	—
	250,000		750,000	(4)	2.49	10/04/2015	—		—	—	—
Louis Salamone, Jr.	—	—	—		—	—	37,500	(5)	172,500	—	—
	100,000	—	300,000	(6)	3.75	04/21/2016	—		—	—	—
Carlo Baravalle	—	—	—		—	—	—		46,668	—	—
	—	—	—		—	—	50,000	(7)	67,500	—	—
	100,000	—	—		5.64	04/24/2011	—		—	—	—
	6,667	—	—		2.12	06/06/2012	—		—	—	—
	16,667	—	—		2.38	02/05/2013	—		—	—	—
	30,000		—		5.84	03/25/2014	—		—	—	—
	100,000	—	300,000	(8)	3.26	01/03/2016	—		—	—	—
Peter A. Deliso(9)	—	—	—		—	—	—		46,668	—	—
	—	—	—		—	—	18,750	(10)	86,250	—	—
	25,000	—	—		5.00	02/10/2009	—		—	—	—
	11,250		—		5.84	03/25/2014	—		—	—	—
	6,667	—	—		2.38	02/05/2013	—		—	—	—
	2,834	—	—		2.12	06/06/2012	—		—	—	—
Kenneth M. Young(11)	43,750	—	131,250	(12)	3.31	05/16/2016	—		—	—	—

(1)	Mr. Douglas resigned as President and Chief Executive Officer and as a director of LCC effective June 6, 2008.

(2)	Market value calculated by multiplying the closing market price of the Company’s common stock on December 31, 2007, or $1.80, by the number of shares or units of stock.

(3)	Mr. Douglas’ unvested RSUs were scheduled to vest on October 4, 2008.

(4)	Mr. Douglas’ options were scheduled vest as to 25% of the total amount of options granted if and when the 20-day average closing price per share of the common stock at any time equals or exceeds the following amounts (to be adjusted for stock splits and reverse stock splits): $4.00 (as to the first 25%), $5.75 (as to the second 25%), $7.25 (as to the third 25%) and $9.00 (as to the final 25%). The 20-day average closing price per share equaled or exceeded $4.00 on February 2, 2007.

(5)	Mr. Salamone’s unvested RSUs will vest on April 21, 2009.

(6)	Mr. Salamone’s options vest as to 25% of the total amount of options granted if and when the 20-day average closing price per share of the common stock at any time equals or exceeds the following amounts (to be adjusted for stock splits and reverse stock splits): $4.00 (as to the first 25%), $5.75 (as to the second 25%), $7.25 (as to the third 25%) and $9.00 (as to the final 25%). The 20-day average closing price per share equaled or exceeded $4.00 on February 2, 2007.

(7)	Mr. Baravalle’s unvested RSUs will vest on April 10, 2009.

(8)	Mr. Baravalle’s options vest as to 25% of the total amount of options granted if and when the 20-day average closing price per share of the common stock at any time equals or exceeds the following amounts (to be adjusted for stock splits and reverse stock splits): $4.25 (as to the first 25%), $6.00 (as to the second 25%), $7.50 (as to the third 25%) and $9.00 (as to the final 25%).

(9)	Mr. Deliso resigned from all positions at LCC effective June 30, 2008.

(10)	Mr. Deliso’s unvested RSUs were scheduled to vest on April 10, 2009.

(11)	On May 13, 2008, Mr. Young was named as President and Chief Operating Officer.

(12)	Mr. Young’s options vest as to 25% of the total amount of options granted if and when the 20-day average closing price per share of the common stock at any time equals or exceeds the following amounts (to be adjusted for stock splits and reverse stock splits): $4.00 (as to the first 25%), $5.75 (as to the second 25%), $7.25 (as to the third 25%) and $9.00 (as to the fourth 25%).

OPTION EXERCISES AND STOCK VESTED

	Options Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(1)

Dean J. Douglas	—	—	166,666	644,997
Louis Salamone, Jr.	—	—	—	—
Carlo Baravalle	—	—	—	—
Peter A. Deliso	—	—	16,666	64,497
Kenneth M. Young	—	—	—	—

(1)	Value realized calculated by multiplying the number of shares or units by the market price of the Company’s common stock on the vesting date.

DIRECTOR COMPENSATION

Our standard compensation arrangement for our directors during 2007 was:

•	an annual board service fee of $30,000;

•	meeting fees of $1,000 for each meeting of the board of directors attended;

•	$1,000 for each committee meeting attended;

•	an annual committee service fee of $2,000 for each committee on which a director serves, with an additional annual fee of $3,000 for any committee which a director chairs; and

•	an annual grant of options to purchase 10,000 shares of our class A common stock, which typically vest in one-third increments on each of the first three anniversaries of the grant date.

On June 2, 2008, each member of the Board of Directors was granted 20,000 restricted stock units and 10,000 stock options at an exercise price of $1.26 per share, the closing price of a share of common stock on the immediately preceding trading day of May 30, 2008. The RSUs vest in full on the first anniversary of the grant date and the stock options vest in three equal installments on the first, second and third anniversaries of the grant date.

Ms. Dobson, our chairperson of the board of directors, receives the fees described in the table above, however, her annual board service fee is $50,000 (in lieu of $30,000). On May 13, 2008, Ms. Dobson was named as interim chief executive officer effective as of June 6, 2008. At that time her annual board service fee was increased to $100,000 during her term of service as interim CEO. Additionally, the Board approved a grant to Ms. Dobson of 25,000 restricted stock units under LCC’s amended and restated equity incentive plan vesting in one year from date of grant, subject to acceleration upon determination by the compensation committee of the Board of Directors that Ms. Dobson has satisfactorily completed her assignment as interim CEO.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	(1)($)	(2)($)	($)

Julie Dobson	86,000	16,792	102,792
Mark Ein(3)	47,693	7,685	55,378
Susan Ness	73,000	8,113	81,113
Dr. Raj Singh(4)	—	7,411	7,411
Neera Singh(4)	—	8,113	8,113
Melvin Keating	13,250	575	575
Richard Lombardi	65,000	6,497	71,497
Mark Slaven(5)	—	429	429
Dean J. Douglas(6)	—	—	—

(1)	Includes fees earned in 2006 and paid in 2007 as well as all fees earned in 2007 and paid in 2007.

(2)	Represents the amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R), other than any estimates relating to forfeitures, for the fiscal year ended December 31, 2007. The full grant date fair value of each option grant made in 2007, computed in accordance with SFAS No. 123(R), was $1.54 for Mr. Keating’s October 24, 2007 grant of 2,050 options and $0.92 for the remainder of the director grants, all made December 26, 2007. Assumptions used in the calculations of these amounts are included in Note 13, Equity Incentive Plans, in the Company’s consolidated financial statements. As of December 31, 2007, the number of outstanding options held by each director was as follows: Ms. Dobson — 68,000 (of which 39,665 were exercisable), Mr. Ein — 80,000 (of which 69,999 were exercisable), Mr. Lombardi — 27,100 (of which 8,066 were exercisable), Ms. Ness — 69,400 (of which 49,399 were exercisable), Dr. Singh — 70,000 (of which 49,999 were exercisable), Mr. Keating 12,050 (of which none were exercisable), Ms. Singh — 70,000 (of which 49,999 were exercisable), and Mr. Slaven — 10,000 (of which none were exercisable).

(3)	As reported in our Current Report on Form 8-K filed on October 25, 2007, on October 19, 2007 Mr. Ein resigned from our board of directors. As also reported in such Current Report, on October 24, 2007 Melvin L. Keating was appointed as a member of our board of directors.

(3)	All of Mr. Ein’s board fees were paid to his Company, Leland Investments, Inc.

(4)	We do not provide any of the fees earned or paid in cash described above to Dr. Singh or Ms. Singh because of their affiliation with Telecom Ventures. See “Certain Relationships between Mark Ein and Dr. Rajendra Singh on page 28 of this proxy statement below. Ms. Singh chose not to stand for reelection at our 2007 annual meeting and is no longer a director. Dr. Singh chose not to stand for reelection at the 2008 annual meeting.

(5)	Messrs. Keating and Slaven joined our board of directors on October 24, 2007 and December 26, 2007, respectively, and did not receive any cash fees from LLC during 2007.

(6)	Mr. Douglas, our former President and Chief Executive Officer, served on our board of directors until his resignation effective June 6, 2008. Mr. Douglas did not receive any compensation other than otherwise disclosed in the tables above for such service.

Directors Stock Option Plan

Our directors stock option plan provides for the grant of options that are not intended to qualify as “incentive stock options” under Section 422 of the Code to our directors who are not our officers or employees or officers or employees of any of our subsidiaries. The directors stock option plan authorizes the issuance of up to 250,000 shares of common stock pursuant to options granted under our directors stock option plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The option exercise price for options granted under our directors stock option plan will be 100% of the fair market value of the shares of common stock on the date of grant of the option. Our directors are entitled to receive options to purchase shares of common stock in an amount determined at the discretion of our board of directors.

Payment for shares purchased under our directors stock option plan may be made either in cash or by exchanging shares of common stock with a fair market value equal to the option exercise price and cash or certified check for any difference. Options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to us cash or cash equivalents equal to the option exercise price plus the amount of any taxes that we may be required to withhold in connection with the exercise of the option.

Options granted under our directors stock option plan are not transferable (other than by will or the laws of descent and distribution) and may be exercised only by the optionee during his or her lifetime. If any optionee’s service as a director with the Company terminates by reason of death or permanent and total disability, the optionee’s options, whether or not then exercisable, may be exercised within 180 days after such death or disability (but not later than the date the option would otherwise expire). If the optionee’s service as a director terminates for any reason other than death or disability, options held by such optionee will terminate 60 days after such termination (but not later than the date the option would otherwise expire).

Our board of directors may amend our directors stock option plan with respect to shares of common stock as to which options have not been granted but no more than once in a six-month period other than to comport with changes in applicable United States federal laws. However, our stockholders must approve any amendment that would: (i) change the requirements as to eligibility to receive options; (ii) materially increase the benefits accruing to participants under our directors stock option plan; or (iii) materially increase the number of shares of common stock that may be sold pursuant to options granted under our directors stock option plan (except for adjustments upon changes in capitalization). In addition, amendments will be submitted for stockholder approval to the extent required by the stock market on which our common stock is listed or other applicable laws.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was at any time during the past fiscal year an officer or employee of either us or any of our subsidiaries. During the past year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Certain Relationships and Related Transactions

The following is a summary of certain relationships and related transactions among us and our associated entities, and among our directors, executive officers and stockholders and our associated entities.

Provision of Services and Products to Telcom Ventures and Parties Related Thereto

RF Investors transferred all but 425,577 shares of its class B common stock to the Foundation on December 22, 2006, and upon such transfer the transferred class B common stock and the remaining shares held by RF Investors converted to common stock. As a result, immediately after such transfer, the shares of common stock held by the Foundation and by RF Investors constituted approximately 15.8% and 1.7%, respectively, of the outstanding voting power of the common stock. The aggregate balance of the voting power of the common stock, approximately 82.5%, is held by the Company’s other stockholders.

Prior to our initial public offering, both our employees and the employees of Telcom Ventures were eligible to participate in our life, medical, dental and 401(k) plans. In connection with the initial public offering in 1996, we agreed pursuant to an Overhead and Administrative Services Agreement to allow the employees of Telcom Ventures to continue to participate in our employee benefit plans in exchange for full reimbursement of the cash costs and expenses. We billed Telcom Ventures $77,000, $128,000 and $74,000 during the years ended December 31, 2007, 2006, and 2005, respectively, for payments made by us pursuant to this agreement. We received reimbursements from Telcom Ventures of $70,000, $135,000 and $67,000 during the years ended December 31, 2007, 2006, and 2005, respectively. At December 31, 2007 and 2006, outstanding amounts associated with payments made by us under this agreement were $7,000 and $1,000, respectively, and are included as due from related parties and affiliates within the consolidated balance sheets in the Company’s consolidated financial statements.

During the year ended December 31, 2007, we provided services to one customer where Telcom Ventures has a minority investment. Revenues earned from this customer during the year ended December 31, 2007 were approximately $101,000. Billed and unbilled receivables of approximately $35,000 were outstanding at December 31, 2007, and are included in trade accounts receivable and unbilled receivables in the accompanying consolidated Balance Sheet. During the year ended December 31, 2007, we provided services to Telcom Ventures directly, generating revenues of approximately $33,000 which have been collected.

Registration Rights Agreement

We entered into a registration rights agreement with RF Investors in 1996 prior to our initial public offering. The registration rights agreement grants RF Investors specified rights with respect to the registration of their shares of our common stock under the Securities Act of 1933.

Certain Relationships between Mark Ein, Dr. Rajendra Singh and Neera Singh

Vernon Investors II, LLC, a company owned by Dr. Rajendra Singh, Neera Singh and certain Singh family trusts, invested $1,666,666 in Venturehouse Group, LLC in 1998. Dr. Singh also joined the board of directors of Venturehouse Group at the time of such investment. Mark Ein is the founder of Venturehouse Group and has been its chief executive officer since 1999. In June 2001, Venturehouse Group redeemed Vernon Investors’ entire investment in Venturehouse Group in exchange for a promissory note in the principal amount of $317,000. The promissory note is due in full on June 13, 2011, and interest on the note is due and payable annually on June 12th. Dr. Singh no longer serves on the board of directors of Venturehouse Group. Mr. Ein resigned from our board of directors on October 19, 2007.

Certain Transactions with Carlo Baravalle

On December 23, 2004, LCC UK entered into a Consulting Agreement with SEMAB Management Srl (“SEMAB”) a private limited company controlled by Carlo Baravalle (the “SEMAB Consulting Agreement”). Under the terms of the SEMAB Consulting Agreement, SEMAB agreed that a consultant, mutually agreeable to SEMAB and LCC UK, would provide services as a senior vice president of the Europe, Middle-East, Africa and Asia-Pacific regions to LCC UK on a full-time independent contractor basis. Concurrently therewith, SEMAB and LCC UK entered into an Appointment Letter Agreement which provided that Mr. Baravalle was appointed by SEMAB and accepted by LCC UK as the consultant. LCC UK agreed to pay SEMAB an annual service fee of €420,000 (less any fees paid to the consultant for service on any board of directors of LCC UK, us or any of our subsidiaries) in addition to a commencement fee of €114,726. LCC UK also agreed to reimburse SEMAB for certain out-of-pocket business expenses in connection with the performance of services by Mr. Baravalle.

The SEMAB Consulting Agreement has an initial term of five years. Notwithstanding the foregoing, the SEMAB Consulting Agreement provides, among other termination rights, that LCC UK may terminate the agreement at any time, for any reason, upon 12 months written notice. On October 5, 2007, LCC UK notified SEMAB that it was exercising its right to terminate the SEMAB Consulting Agreement at the end of a 12-month notice period. Accordingly, the SEMAB Consulting Agreement will terminate on October 4, 2008.

On November 29, 2007, LCC UK and SEMAB executed a Settlement Agreement pursuant to which Mr. Baravalle ceased to serve as the Company’s Executive Vice President, Europe, Middle-East, Africa and

Asia-Pacific and, effective November 29, 2007, he assumed the role of Senior Advisor to the Chief Executive Officer focused on business development activities primarily in the Middle East. Pursuant to the Settlement Agreement, Mr. Baravalle will be paid his regular monthly fees through April 15, 2008, at which point he will receive a lump sum payment of Euro 228,000. He will also be eligible to receive bonus compensation as described in the Settlement Agreement.

Under the terms of our Equity Incentive Plan, options granted to Mr. Baravalle will remain in effect in accordance with their original terms for so long as Mr. Baravalle continues to provide services to us as a consultant. Prospectively, Mr. Baravalle will be entitled, subject to the provisions of our Equity Incentive Plan, to receive stock options under the plan as may be determined advisable by, and approved by, the compensation committee of our board of directors. LCC UK has also agreed to reimburse SEMAB for certain out-of-pocket business expenses in connection with the performance of the Mr. Baravalle’s services.

Policy on Related Party Transactions

Our audit committee charter requires that our audit committee review and approve transactions in which officers, directors or other related parties have an interest or which involve parties whose relationship with our Company may enable them to negotiate terms more favorable than those available to other, more independent parties. The audit committee charter containing this conflict of interest policy was adopted by our board of directors in March 2003 in response to corporate governance rules proposed and subsequently adopted by the NASD and the SEC. With the exception of the transactions involving Mr. Baravalle, the related party transactions discussed above were not reviewed by the audit committee because all of these transactions were entered into before this conflict of interest policy was adopted.

PROPOSAL NO. 2

APPROVAL OF THE REMOVAL OF CERTAIN LIMITATIONS UNDER NASDAQ
MARKETPLACE RULE 4350(I)(1)(D) ON THE ISSUANCE OF SHARES
OF OUR COMMON STOCK UPON CONVERSION OF
THE SERIES A CONVERTIBLE PREFERRED STOCK

Background

The purpose of Proposal No. 2 is to obtain the stockholder approvals required under the Nasdaq Marketplace Rules to allow for full conversion and voting rights for the series A preferred stock issued by the Company in January 2008 under a Settlement Agreement reached with investors as discussed below. Shareholder approval is required because the full conversion of the series A preferred stock may result in the issuance of 20% or more shares of our common stock. Moreover, currently, the voting power of the series A preferred is also subject to the NASDAQ 20% cap. Nasdaq Marketplace Rule 4350(i)(1)(D) requires shareholder approval of full voting and conversion rights. Since the common stock is trading on the Nasdaq Global Market, we are subject to the Nasdaq Marketplace Rules, including Rule 4350(i)(1)(D).

The Series A Preferred Stock

On April 19, 2007, we entered into a Purchase Agreement (the “Purchase Agreement”) with twelve investors (the “Investors”), including entities related to Riley Investment Management LLC, for the sale of common stock in a private placement (the “Private Placement”). Pursuant to the Purchase Agreement, the Investors purchased a total of 5,100,000 shares of common stock at a purchase price of $3.35 per share, for a total purchase price of $17,085,000. Cash proceeds to the Company net of placement commissions and related fees of approximately $879,250 totaled approximately $16,205,750.

On December 27, 2007, we entered into an Exchange and Settlement Agreement (the “Settlement Agreement”) with the Investors. As part of Private Placement, we entered into a registration rights agreement under which we agreed to register the Investors’ shares of common stock by no later than June 3, 2007 or to pay a penalty of 1% per month up to 10% until the registration statement was filed with the SEC. In addition, we agreed to an additional monthly penalty of 1% if the registration statement was not declared effective by August 20, 2007. We were not able to meet our obligation to the Investors to register their shares because we were not current in our reporting obligations with the SEC. Under the registration rights agreement we accrued penalties every month, payable in cash, for our failure to register the shares. We entered into the Settlement Agreement with the Investors to resolve the matter without our having to pay any cash amounts and to obtain a release from further penalties.

Under the Settlement Agreement, on January 29, 2008 we exchanged each share of common stock held by the Investors for 1.125 shares of a series A preferred stock. The series A preferred stock by its terms converts back into common stock in connection with our next qualifying equity financing transaction of $10 million or more or, if we do not conduct such a financing, at the end of 18 months. The conversion will be at the sale price in the qualifying equity financing transaction (or the market price of the common stock, if conversion is after the 18 months) but not below a floor price of $2.00 per share. In return, the Investors agreed to release us from our non-compliance with the registration requirement and all accrued penalties, and gave us a general release from claims arising out of the investment, if any, including any failure to disclose that we would not be able to register their shares for a substantial period. We agreed to take the necessary steps to register their shares once we have become current in our SEC filings or in connection with registering shares issued in our next qualifying equity financing transaction.

Until the earlier of the consummation of a qualifying equity financing transaction or six months following the time when the Company becomes compliant with its SEC filing obligations, the Investors are prohibited from effecting any short sales of the common stock or other types of hedging transactions involving the common stock. After that time, this prohibition will only apply when the Company advises the Investors that it is actively seeking to complete a qualifying equity financing transaction.

The series A preferred stock does not accrue any dividends prior to December 31, 2008; however, at January 1, 2009, if it has not been converted back into common stock, dividends would begin to accrue, initially at 6% and then increasing at set intervals thereafter up to a maximum of 12% on any preferred shares then outstanding.

We have the right under the Certificate of Designations to redeem all of the outstanding shares of series A preferred stock that are not converted by paying the stated value of such shares plus any unpaid and accrued dividends. However, we are not permitted to redeem shares of stock under the terms of our credit facility, and would need a waiver for any such redemption. In addition, any holder of preferred shares may convert such shares into an equal number of shares of common stock at any time at the holder’s option prior to the mandatory conversion of the series A preferred stock.

We are seeking stockholder approval under applicable Nasdaq Marketplace Rules since the conversion of the series A preferred stock could result in the issuance of more than 20% of our common stock outstanding as of the day preceding the Private Placement. Until that approval is obtained, the number of shares of series A preferred stock converted will be reduced on a pro rata basis so that the maximum amount permitted to be converted without stockholder approval will be converted, and the remaining shares of series A preferred stock would continue to be outstanding.

In the event that this proposal is not approved by the Company’s stockholders, the limitations on conversion and voting rights for the Series A preferred stock would continue to remain in place pursuant to the NASDAQ Marketplace Rules. In the event that Proposal No. 2 is not approved, the Company reserves the right to again seek approval for removal of these limitations.

Impact on Existing Stockholders

Assuming approval by the Company’s stockholders of Proposal No. 2 at the annual meeting, the aggregate number of shares of common stock underlying the outstanding series A preferred stock that would be issued assuming conversions occur on the record date at the Initial Conversion Price of $3.35 would be 5,737,500, representing approximately 17.8% of the Company’s outstanding shares of common stock on the record date, as adjusted for the conversion.

On the other hand, if Mandatory Conversion occurs on the 18-month anniversary of the issuance of the series A preferred stock, the Company may be required to issue a greater number of shares of common stock in the event the conversion price in effect is less than $3.35 per share. This could occur if the applicable conversion price is the End-

of-Period Conversion Price, which is determined as the lower of (i) the average of the closing bid prices of the common stock on each of last ten trading days ending immediately prior to the date of determination and (ii) $3.35 (adjusted for stock splits, etc.). In such an event there could be a significant dilutive effect on the ownership interests and voting rights of the Company’s then-existing holders of common stock.

Reasons for Seeking Stockholder Approval

Under the Purchase Agreement, the Company agreed in certain circumstances to obtain stockholder approval if the conversion of the series A preferred stock could result in the Company issuing a number of shares of common stock that is equal to, or in excess of, 20% or more of the outstanding shares of common stock or voting power. Section 4350(i)(1)(D) of the NASDAQ Marketplace Rules generally requires that company’s obtain stockholder consent to any nonpublic sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value of such securities (on an as-converted basis) which equals 20% or more of the common stock or voting power of the company outstanding before such transaction. As of the date immediately preceding the Private Placement and as of the date hereof, the number of shares of common stock issuable under the Certificate of Designations is indeterminable, depending on, among other things, (i) whether dividends accrue on the series A preferred stock, (ii) the number of holders of Series A preferred stock who elect to convert such shares into common stock, and (iii) the amount of the applicable conversion price as of the date of any conversion of series A preferred stock. Accordingly, the Company is seeking stockholder approval of Proposal No. 2 to comply with Nasdaq Marketplace Rule 4350(i)(1)(D).

The approval of Proposal No. 2 will allow the Company to issue any shares to the holders of the series A preferred stock even to the extent that such issuance is equal to 20% or more of the outstanding voting stock of the Company as of the date immediately preceding the issuance of the series A preferred. Pursuant to IM-4350-2 of the Nasdaq Marketplace Rules, holders of shares of Series A preferred stock may not vote such shares on Proposal No. 2.

Recommendation of the Board of Directors on Proposal No. 2

The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to approve the full conversion and voting rights of the series A preferred stock, even if such conversion would result in the issuance, on an as-converted basis of shares of common stock equal to 20% or more of the outstanding voting stock of the Company. The Board of Directors of the Company believes that approval of this Proposal No. 2 is in the best interests of the Company and its stockholders as the Private Placement has provided the Company with equity financing and working capital for growth and operating needs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE REMOVAL OF CERTAIN LIMITATIONS UNDER NASDAQ
MARKETPLACE RULE 4350(I)(1)(D) ON THE ISSUANCE OF SHARES
OF OUR COMMON STOCK UPON CONVERSION OF
THE SERIES A CONVERTIBLE PREFERRED STOCK

BENEFICIAL OWNERSHIP OF SECURITIES

The table below sets forth certain information regarding beneficial ownership of our common stock and Series A preferred stock as of May 31, 2008 by (i) each director (and director nominee), (ii) each named executive officer, (iii) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock, including beneficial owners of our Series A preferred stock who are owners of more than 5% of our common stock on an as-converted basis, and (iv) all directors and executive officers as a group. This information is based upon the most recent filing made by such persons with the SEC or information provided to us by such persons. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of our common stock deemed outstanding includes shares the respective person or group has the right to acquire within 60 days after the record date, including but not limited to any right to acquire such shares through the exercise of an option. For purposes of calculating each person’s or group’s percentage ownership, any shares not outstanding which are subject to such option shall be deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group, but shall not be deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

		Percentage
	Class A	of Class A
	Common	Common
	Shares	Shares
Name of Executive Officer, Director or 5% Beneficial Owner(1)	Owned	Owned

Dimensional Fund Advisors LP(2)	1,704,335	6.48
Riley Investment Management LLC(3)	4,035,025	15.34
State of Wisconsin Investment Board(4)	1,416,624	5.39
Zesiger Capital Group LLC(5)	2,429,650	9.24
Carlo Baravalle(6)	395,737	*
Peter A. Deliso(7)	148,979	*
Julie A. Dobson(8)	47,665	*
Dean J. Douglas(9)	549,889	*
Melvin L. Keating	—	*
Richard J. Lombardi(10)	11,399	*
Susan Ness(11)	56,232	*
Louis Salamone Jr.(12)	306,346	*
Dr. Rajendra Singh(13)	4,559,741	17.34
Neera Singh(13)	4,559,741	17.34
Mark A. Slaven	—	—
Kenneth M. Young(14)	174,750	*
All Executive Officers and Directors as a Group (10 persons)	5,855,001	21.84

*	Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise noted and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law. In addition, unless otherwise noted, the address of each of the beneficial owners identified is c/o LCC International, Inc., 7900 Westpark Drive, McLean, Virginia 22102.

(2)	Information presented in the table is based upon information contained in a Schedule 13G/A, filed by the reporting person, on February 6, 2008. All securities reported by Dimensional Fund Advisors LP are owned by investment funds and accounts managed by Dimensional Fund Advisors. To the knowledge of Dimensional Fund Advisors, none of such investment funds or accounts owns more than 5% of the class. The address of Dimensional Fund Advisors LP is 1299 Ocean Ave., Santa Monica, California 90401.

(3)	Information presented in the table is based upon information contained in a Schedule 13G/A filed on February 8, 2008. Because Riley Investment Management LLC has sole investment and voting power over

1,021,126 shares of common stock and Series A Preferred Stock convertible into 1,219,410 shares of Common Stock (assuming conversion limitation) held by Riley Investment Partners Master Fund, L.P. and 476,618 shares held in managed accounts by its investment advisory clients, Riley Investment Management LLC may be deemed to have beneficial ownership of these shares. Riley Investment Management LLC has shared voting and dispositive power over 1,317,871 shares of Common Stock held by its investment advisory clients in managed accounts, which are indirectly affiliated with Mr. Riley or Riley Investment Partners Master Fund, L.P. Although Mr. Riley controls Riley Investment Management LLC’s voting and investment decisions for its investment advisory clients, Mr. Riley disclaims beneficial ownership of these shares. The address of each of the foregoing reporting persons is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(4)	Information presented in the table is based upon information contained in a Schedule 13G/A filed on February 8, 2008. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(5)	Information presented in the table is based upon information contained in a Schedule 13G/A filed on February 11, 2008. All securities reported by Zesiger Capital Group LLC are held in discretionary accounts which Zesiger Capital Group manages. Zesiger Capital Group disclaims beneficiary ownership of these shares. No single client account owns more than 5% of the class. The address of Zesiger Capital Group LLC is 320 Park Avenue, 30th Floor, New York, New York 10022.

(6)	Includes 253,334 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to stock options granted under our Equity Incentive Plan. Effective November 29, 2007, Mr. Baravalle ceased to serve as Executive Vice President, Europe, Middle-East, Africa and Asia-Pacific and assumed the role of Senior Advisor to the Chief Executive Officer.

(7)	Includes 45,751 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to stock options granted under our Equity Incentive Plan. Mr. Deliso resigned from all positions at LCC effective June 30, 2008.

(8)	Includes 39,665 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to stock options granted under our directors stock option plan.

(9)	Includes 125,000 shares of common stock which may be acquired within 60 days of May 31, 2008, pursuant to stock options granted under our Equity Incentive Plan and 125,000 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to stock options granted under our Dean J. Douglas Employment Inducement Plan. Mr. Douglas resigned as President and Chief Executive Officer and as a director of LCC effective June 6, 2008.

(10)	Consists entirely of shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to options granted under our directors stock option plan.

(11)	Includes 52,732 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to options granted under our directors stock option plan.

(12)	Includes 100,000 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to options granted under our Equity Incentive Plan.

(13)	Includes: (i) 106,664 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to options granted to Dr. Singh and Ms. Singh under our Equity Incentive Plan; (ii) 40,000 shares of common stock held by Dr. Singh and Ms. Singh; (iii) 425,577 shares of common stock held by RF Investors; and (iv) 3,987,500 shares of common stock the Company held by The Raj and Neera Singh Charitable Foundation, Inc. The address of Dr. Singh and Neera Singh is 201 North Union Street, Suite 360, Alexandria, Virginia 22314.

(14)	Includes 43,750 shares of common stock which may be acquired within 60 days of May 31, 2008 pursuant to stock options granted under our Equity Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers, directors and persons who own more than 10% of our class A common stock file with the SEC reports about their ownership of our class A common stock. The reporting persons are required by rules of the SEC to furnish us with copies of all

Section 16(a) reports they file. Except as noted below, based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to the year 2007 or upon written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were satisfied timely, except that one Form 4 reporting a transaction by Mr. Baravalle was filed late.

Report of the Audit Committee of the Board of Directors

For the year ended December 31, 2007, the audit committee was comprised of Julie A. Dobson, Melvin L. Keating, Richard J. Lombardi and Susan Ness. Mr. Lombardi is chairperson of the committee. The audit committee’s responsibilities, as set forth in the committee’s written charter, include examining and considering matters relating to the financial affairs of LCC, such as reviewing LCC’s annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of LCC’s internal financial and accounting controls.

The audit committee has implemented a number of corporate governance measures in response to rules adopted by the SEC and The NASDAQ Stock Market. The audit committee’s charter requires the audit committee to approve transactions in which officers, directors or other related parties have an interest or which involve parties whose relationship with LCC may enable them to negotiate terms more favorable than those available to other, more independent parties. In addition, the board of directors has determined that each of the current members of the audit committee meets the independence and experience requirements adopted by the SEC and The NASDAQ Stock Market and Julie A. Dobson and Melvin L. Keating are “audit committee financial experts” within the meaning of the SEC rules.

The audit committee has reviewed and discussed LCC’s audited financial statements for the year ended December 31, 2007 with management and with LCC’s Registered Public Accounting Firm, Grant Thornton LLP. The audit committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Grant Thornton LLP its independence.

Based on the audit committee’s review of LCC’s audited financial statements and the review and discussions described in the foregoing paragraph, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2007 be included in LCC’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Richard J. Lombardi (Chairperson)
Julie A. Dobson*
Melvin L. Keating
Susan Ness

* Ms. Dobson served on the audit committee until May 13, 2008 when she agree to assume the post of interim chief executive officer and was a member of the audit committee at the time it held the meetings and made the recommendations referred to in the above report.

Change in Registered Independent Accountants

Effective as of December 12, 2007, the Company engaged Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm to audit the consolidated financial statements of the Company. The engagement of Grant Thornton was approved by the Audit Committee of the Board of Directors of the Company on

December 12, 2007. Grant Thornton replaces the Company’s former independent accounting firm, KPMG LLP (“KPMG”), whose engagement terminated following the filing of the Company’s Annual Report on Form 10-K for the 2006 fiscal year on December 12, 2007.

During the Company’s two fiscal years ended December 31, 2006 and the subsequent interim period through December 12, 2007, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its report, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG has advised the Company of the material weaknesses described below in connection with their audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 contained an adverse opinion on the effectiveness of internal control over financial reporting. The adverse opinion in the report identified the following material weakness as of December 31, 2005: The Company did not have effective policies and procedures related to accounting for fixed-price customer contracts accounted for under the percentage-of-completion method. Specifically, there was not an effective review of the performance status of fixed-price contracts by personnel with sufficient technical expertise related to accounting for contracts under the percentage-of-completion method. As a result, material misstatements were identified in revenues and cost of revenues in the Company’s preliminary 2005 consolidated financial statements.

KPMG’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 contained an adverse opinion on the effectiveness of internal control over financial reporting and contained a separate paragraph stating that “Management excluded Detron Belgium, which was acquired on December 29, 2006, from its evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. As of and for the year ended December 31, 2006, Detron Belgium represented $4.2 million (including goodwill of $1.6 million) of total assets and $0 of revenue, respectively, in the consolidated financial statements of the Company.”

The adverse opinion in the report identified the following material weakness as of December 31, 2006:

•	The Company’s entity-level policies and procedures for monitoring the effectiveness of control activities that relate to individual accounts and classes of transactions were not effective. Specifically, there was not effective planning of the nature, timing or extent of monitoring activities or adequate resources to ensure monitoring is performed on a timely basis by personnel with sufficient expertise. As a result of this material weakness, deficiencies in the design or operation of internal control over financial reporting, including deficiencies that represent more than a remote likelihood of a material misstatement in the Company’s annual or interim financial statements, may not be identified and remediated on a timely basis.

•	The Company’s policies and procedures were not designed in a manner to ensure that all costs (primarily related to Valued Added Tax and the impact of changes in foreign currency exchange rates) were included in the accrual of costs related to its operations in Algeria and lacked adequate supervisory review. This material weakness resulted in errors in the accrued liabilities in the Company’s preliminary 2006 financial statements and in more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected.

The Company provided KPMG with a copy of this disclosure and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements. KPMG provided the requested letter on December 19, 2007, which was filed in our Current Report on Form 8-K dated December 19, 2007.

Principal Accounting Fees and Services

The following table sets forth the fees billed for professional services rendered by KPMG LLP for the years ended December 31, 2007 and 2006. Grant Thornton, LLP, the Company’s current independent registered public accounting firm, did not bill fees in 2007.

Fee Category	2007 Fees	2006 Fees

Audit Fees	$1,852,740	$2,337,136
Audit-Related Fees	—	27,260
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,852,740	$2,364,396

Audit Fees.  The aggregate fees for professional services rendered by KPMG LLP for the audit of LCC’s annual financial statements, the reviews of the financial statements included in LCC’s Forms 10-Q, registration statements filed with the SEC and statutory audits for LCC’s foreign subsidiaries for fiscal years 2007 and 2006 were approximately $1.9 million and $2.3 million, respectively.

Audit-related fees.  The aggregate fees for assurance and related services rendered by KPMG LLP that were reasonably related to their audit of LCC’s consolidated financial statements and reviews of the condensed consolidated financial statements included in LCC’s Form 10-Q for 2007 and 2006 were approximately $0 and $27,260 respectively.

Tax fees.  The Company did not retain either Grant Thornton, LLP or KPMG LLP for tax compliance, tax advice, or tax planning services for fiscal years 2007 and 2006; therefore, no fees were paid to Grant Thornton, LLP or KPMG LLP for these services.

All other fees.  No other services were rendered by either Grant Thornton, LLP or KPMG LLP for fiscal years 2007 and 2006.

Pre-Approval of Services Provided by Independent Auditors

The audit committee has adopted a policy for the pre-approval of services provided by our independent auditors. Pursuant to this pre-approval policy, each engagement for services to be provided by our Registered Public Accounting Firm must be approved by the audit committee before commencement of such engagement. The policy sets forth the procedures and conditions pursuant to which audit, review and attest services and non-audit services to be provided to us by our Registered Public Accounting Firm may be pre-approved. In accordance with the terms of the policy, the audit committee has delegated pre-approval authority for certain non-audit services to the chairperson of the audit committee, which currently is Mr. Lombardi. Mr. Lombardi may pre-approve permitted non-audit services, without consultation with the full audit committee, where the anticipated fees payable by us for such services are $50,000 or less and provided he reports such approved services to the audit committee at its next scheduled meeting. 100% of audit and non-audit services provided by to us by Grant Thornton, LLP or KPMG LLP for the fiscal year ended December 31, 2007 and 2006 were pre-approved by the audit committee.

DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS
TO BE INCLUDED IN PROXY MATERIALS FOR 2009 ANNUAL MEETING

We anticipate holding our 2009 annual meeting in May 2009. Any proposal or proposals intended to be presented by any stockholder at the 2009 annual meeting of stockholders must be received by us no later than January 9, 2009 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2009 annual meeting of stockholders any stockholder proposal which may be omitted from our proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Stockholders intending to present a proposal at our 2009 annual meeting, without inclusion in our proxy statement or form of proxy for that meeting, must submit the proposal to us at our principal executive offices prior to the close of business no later than the date designated for receipt of stockholders’ proposals in a prior public disclosure made by us. If we have not made such prior public disclosure, then a stockholder’s notice must be delivered, or mailed to and received by us not less than 60 days nor more than 90 days prior to the annual meeting. In the event we give less than 70 days’ notice of the annual meeting date, a stockholder’s notice must be received by us no later than the close of business on the 10th day following the day on which we mail notice of the annual meeting or make a public announcement of the meeting date. If we do not receive notice of such proposal within the time frame specified above, the proposal will be considered untimely and management will be entitled to vote proxies in its discretion with respect to such proposal.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this proxy statement, the board of directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

/s/  Nancy Feeney
NANCY FEENEY
Assistant Secretary

McLean, Virginia
June 30, 2008

A copy of our Annual Report on Form 10-K accompanies this proxy statement.

LCC INTERNATIONAL, INC.
7900 WESTPARK DRIVE
SUITE A-315
MCLEAN, VA 22102
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LCC International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LCC International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LCCIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LCC INTERNATIONAL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

Proposal One: Election of the Board of Directors:		☐	☐	☐

NOMINEES:

	01) Julie A. Dobson	04) Richard J. Lombardi
	02) Ted L. Hoffman	05) Susan Ness
	03) Melvin L. Keating	06) Mark A. Slaven

						For	Against	Abstain

Proposal Two: Approval of the removal of certain limitations under the NASDAQ Marketplace Rules on the issuance of shares of our class A common stock upon conversion of the series A convertible preferred stock.
						☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

In the discretion of the proxy holders, on any other matters that may properly come before the Annual meeting, or any adjournments or postponements thereof.

Note:
Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

		Yes	No

PLEASE INDICATE IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS’ MEETING.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
LCC INTERNATIONAL, INC.
July 31, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

REVOCABLE PROXY
LCC INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS JULY 31, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned stockholder hereby appoints Kenneth M. Young and Louis Salamone, Jr., or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of LCC International, Inc. to be held on Thursday, July 31 at 10:00 a.m. (Eastern Time) at the offices of LCC International, Inc., 7900 Westpark Drive, Suite A-315, McLean, Virginia 22102, and at any adjournments or postponements thereof, in respect of all shares of the Common Stock and Preferred Stock of the Company which the undersigned may be entitled to vote, on the matters designated on the reverse side.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 30, 2008 and the Company’s Annual Report on Form 10-K, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.
(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)